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                                 U S WEST, INC.,
                                     Issuer


                                       and


                       THE FIRST NATIONAL BANK OF CHICAGO,
                                     Trustee


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                          FIRST SUPPLEMENTAL INDENTURE
                           Dated as of _________, 1995


              Supplemental to Indenture dated as of ________, 1995


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

          FIRST SUPPLEMENTAL INDENTURE dated as of ________, 1995 (this "Supplemental Indenture"), made and entered into by and between U S WEST, Inc., a corporation organized and existing under the laws of the State of Delaware having its principal office at 7800 Orchard Road, Englewood, Colorado 80111, and The First National Bank of Chicago, a national banking association duly organized and existing under the laws of the United States, as Trustee (the "Trustee") under the indenture of the Company (the "Indenture") dated as of _________, 1995.

          WHEREAS Sections 9.01(6) and (7) of the Indenture provide that the Company and Trustee may enter into one or more indentures supplemental to the Indenture without the consent of any Securityholder, (a) to provide for the issuance of and establish the form, terms and conditions of Securities of any Series as provided by Section 2.02 thereof and (b) to make any change in the Indenture that does not adversely affect the rights of any Securityholder in any material respect; and

          WHEREAS the Indenture also provides for the issuance from time to time of unsecured and unsubordinated debentures, notes or other evidences of indebtedness (the "Securities"), issuable for the purposes and subject to the limitations contained in the Indenture; and

          WHEREAS the Company has duly authorized the creation of a Series of its Securities denominated its "_____% Exchangeable Notes Due ________, 199_" representing up to_______________ of its "Debt Exchangeable for Common Stock
(SM)" (such Securities being referred to herein as the "DECS (SM)", the principal amount of which is mandatorily exchangeable at Maturity into shares of Common Stock, par value $0.10 per share (the "Enhance Common Stock"), of Enhance Financial Services Group Inc., a New York corporation ("Enhance"), or, at the option of the Company, cash, in either case at the Exchange Rate (as defined herein); and

          WHEREAS the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

          WHEREAS the Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary have been done to make the DECS, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms:

          NOW, THEREFORE:

          For and in consideration of the premises and purchase of the Securities of any Series issued on or after the date hereof by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities of any such Series, as follows:

                                    ARTICLE I
                    CERTAIN PROVISIONS OF GENERAL APPLICATION

          SECTION 101.  DEFINITIONS.

          For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article;

          (2) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (3) capitalized terms used but not defined herein are used as they are defined in the Indenture.

          "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

          "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such security (regular way) on the NYSE on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the NASDAQ National Market of the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization.

          "DECS" has the meaning set forth in the recitals to this Supplemental Indenture.

          "Dilution Event" has the meaning set forth in Section 205(a)(ii).

          "Enhance Common Stock" has the meaning set forth in the recitals to this Supplemental Indenture.

          "Exchange Rate" means a rate equal to, (a) if the Maturity Price per share of Enhance Common Stock is greater than or equal to $_______(the "Threshold Appreciation Price"), shares of Enhance Common Stock per DECS, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than the Initial Price, a fractional share of Enhance Common Stock per DECS so that the value thereof (determined at the Maturity Price) is equal to the Initial Price (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next highest 1/10,000th of a share) and (c) if the Maturity Price is less than or equal to the Initial Price, one share of Enhance Common Stock per DECS; PROVIDED, HOWEVER, that the Exchange Rate is subject to adjustment from time to time pursuant to Section 204(a).

          "Extraordinary Cash Dividend" has the meaning set forth in paragraph
(a)(vi) of Section 204(a).

          "Initial Price" means $__________ per share of Enhance Common Stock.

          "Maturity" means the date on which the principal of a DECS becomes due and as provided therein or herein, whether at Stated Maturity or by declaration of acceleration or otherwise.

          "Maturity Price" means the average Closing Price per share of Enhance Common Stock on the 20 Trading Days immediately prior to, but not including, the date of Maturity; PROVIDED, HOWEVER, that if there are not 20 Trading Days for the Enhance Common Stock occurring later than the 60th calendar day immediately prior to, but not including, the date of Maturity, Maturity Price means the market value per share of Enhance Common Stock as of Maturity as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

          "NYSE" means the New York Stock Exchange, Inc.

          "Reorganization Event" has the meaning set forth in Section 204(b).

          "Share Components" means the numbers of shares of Enhance Common Stock per DECS specified in clauses (a) and (c) of the definition of "Exchange Rate" set forth in this Article.

          "Stated Maturity" means, when used with respect to any DECS, the date specified in such DECS as the fixed date on which the principal of such DECS is due and payable and, when used with respect to any installment of interest on a DECS, the fixed date on which such installment of interest is due.

          "Threshold Appreciation Price" has the meaning specified in the definition of "Exchange Rate" set forth in this Article.

          "Trading Day" means a day on which the security the Closing Price of which is being determined (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

          "Transaction Value" means (x) for any cash received in any Reorganization Event, the amount of cash received per share of Enhance Common Stock, (y) for any property other than cash or securities received in any Reorganization Event, an amount equal to the market value at Maturity of such property received per share of Enhance Common Stock as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company and (z) for any securities received in any Reorganization Event, an amount equal to the average Closing Price per share of such securities on the 20 Trading Days immediately prior to Maturity multiplied by the number of such securities received for each share of Enhance Common Stock; PROVIDED, HOWEVER, that in the case of clause (z), if there are not 20 Trading Days for such securities occurring later than the 60th calendar day immediately prior to, but not including, the date of Maturity, Transaction Value means the market value per share of such securities as of Maturity as determined by a nationally recognized independent investment banking firm retained for such purpose by the Company.

          SECTION 102.  EFFECT OF HEADINGS.

          The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          SECTION 103.  SUCCESSORS AND ASSIGNS.

          All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 104.  SEPARABILITY.

          In case any provision in this Supplemental Indenture or the DECS shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 105.  CONFLICT WITH TRUST INDENTURE ACT.

          If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

          SECTION 106.  BENEFITS OF SUPPLEMENTAL INDENTURE.

          Nothing in this Supplemental Indenture, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the DECS any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

          SECTION 107.  GOVERNING LAW.

          THIS SUPPLEMENTAL INDENTURE AND THE DECS SHALL BE DEEMED TO BE A
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CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW
------------------------------------------------

YORK AND THIS SUPPLEMENTAL INDENTURE AND EACH SUCH DECS SHALL BE GOVERNED BY AND
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CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
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                                   ARTICLE II
                                    The DECS

          SECTION 201.  TITLE AND TERMS.

          There is hereby created under the Indenture a Series of Securities known and designated as the "___% Exchangeable Notes Due 199_" of the Company. The aggregate principal amount of DECS that may be authenticated and delivered under this Indenture is limited to $____________, except for DECS authenticated and delivered upon reregistration of, transfer of, or in exchange for, or in lieu of, other DECS pursuant to Section 2.08, 2.09, 2.12, 3.06 or 9.05 of the Indenture.

          The Stated Maturity for payment of principal of the DECS shall be __________, 199_ and the DECS shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) at the rate of ___% per annum, from ______, 1995 or the most recent Interest Payment Date to which interest has been paid or duly provided for, payable quarterly in arrears on __________, _________, _________ and __________ of each year (commencing ______________,
1995), to the persons in whose names the DECS (or any predecessor securities) are registered at the close of business on the _______, _______, _______ or _______ next preceding such interest payment date, until principal thereof is paid or made available for payment.

          The DECS shall be initially issued in the form of a Global Security and the Depositary for the DECS shall be the Depository Trust Company, New York, New York.

          The DECS shall not be redeemable prior to their Stated Maturity.

          The DECS shall not be subject to any sinking fund.

          The DECS shall be issuable in denominations of $___ and any integral multiple thereof.

          The DECS shall be issuable as Registered Securities only, without coupons.

          The Company shall not be obligated to pay any additional amount on the DECS in respect of taxes, except as otherwise provided in Sections 206 and 302.

          The form of DECS attached hereto as Exhibit A is hereby adopted, pursuant to Section 9.01(7) of the Indenture, as a form of Securities of a Series that consists of DECS.

          The DECS shall be mandatorily exchangeable as provided in Section 202.

          SECTION 202.  EXCHANGE AT MATURITY.

          At Maturity the principal amount of each DECS shall be mandatorily exchanged by the Company into a number of shares of Enhance Common Stock at the Exchange Rate; PROVIDED, HOWEVER, that, pursuant to Section 203, no fractional shares of Enhance Common Stock shall be issued. The Holders of the DECS shall be responsible for the payment of any and all brokerage costs upon the subsequent sale of such shares. The Company may, at its option, in lieu of delivering shares of Enhance Common Stock, deliver cash in an amount (calculated to the nearest 1/100th of a dollar per DECS or, if there is not a nearest 1/100th of a dollar, then to the next higher 1/100th of a dollar) equal to the product of the number of shares of Enhance Common Stock otherwise deliverable on the date of Maturity multiplied by the Maturity Price; PROVIDED, HOWEVER, that if such option in excersised, the Compay shall deliver cash with respect to all, but not less than all, of the shares of Enhance Common Stock that would otherwise be deliverable, except to those Holders with respect to whom it has determinded delivery of cash may violate applicable state law and as to whom it will deliver shares of Enhance Common Stock as provided herein. In determining the amount of cash deliverable in exchange for the DECS in lieu of shares of Enhance Common Stock pursuant to the prior sentence hereof, if more than one DECS shall be surrendered for exchange at one time by the same Holder, the amount of cash which shall be delivered upon exchange shall be computed on the basis of the aggregate number of DECS so surrendered at Maturity.

          SECTION 203.  NO FRACTIONAL SHARES.

          If more than one DECS shall be surrendered for exchange pursuant to
Section 202 at one time by the same Holder, the number of full shares of Enhance Common Stock which shall be delivered upon such exchange, in whole or in part, as the case may be, shall be computed on the basis of the aggregate number of DECS surrendered. No fractional shares or scrip representing fractional shares of Enhance Common Stock shall be issued or delivered upon any exchange pursuant to Section 202 of any DECS. In lieu of any fractional share of Enhance Common Stock which, but for the immediately preceding sentence, would otherwise be deliverable upon such exchange, the Company, through any applicable Paying Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares at the Maturity Price. The Company shall, upon such exchange of any DECS, provide cash to any applicable Paying Agent in an amount equal to the cash payable with respect to any fractional shares of Enhance Common Stock deliverable upon such exchange, and the Company shall retain such fractional shares of Enhance Common Stock.

          SECTION 204.  ADJUSTMENT OF EXCHANGE RATE.

          (a) ADJUSTMENT FOR DISTRIBUTIONS, RECLASSIFICATIONS, ETC. The Exchange Rate shall be subject to adjustment from time to time as follows:

               (i)  If Enhance shall:

               (A) pay a dividend or make a distribution, in either case, with respect to the Enhance Common Stock in shares of such stock;

               (B) subdivide or split the outstanding shares of Enhance Common Stock into a greater number of shares;

               (C) combine the outstanding shares of Enhance Common Stock into a smaller number of shares; or

               (D) issue by reclassification (other than a reclassification upon a Reorganization Event, as defined in paragraph (b) of this Section) of shares of Enhance Common Stock any shares of common stock of Enhance;

     then, in any such event, the Exchange Rate shall be adjusted by adjusting each of the Share Components of the Exchange Rate in effect immediately prior to such event so that a Holder of any DECS shall be entitled to receive, upon mandatory exchange pursuant to Section 202 of the principal amount of such DECS at Maturity pursuant to either Share Component of the Exchange Rate, the number of shares of Enhance Common Stock (or, in the case of a reclassification referred to in clause (D) of this sentence, the number of shares of other common stock of Enhance issued pursuant thereto) which such Holder of such DECS would have owned or been entitled to receive immediately following such event had such DECS been exchanged pursuant to either Share Component of the Exchange Rate immediately prior to such event or any record date with respect thereto. Each such adjustment shall become effective at the opening of business on the Business Day next following the record date for determination of Holders of Enhance Common Stock entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification. Each such adjustment shall be made successively.

               (ii) If Enhance shall, after the date hereof, issue rights or warrants to all holders of Enhance Common Stock entitling them to subscribe for or purchase shares of Enhance Common Stock (other than rights to purchase Enhance Common Stock pursuant to a plan for the reinvestment of dividends or interest) at a price per share less than the current market price of Enhance Common Stock (determined for purposes of this paragraph
     (a)(ii) as the average Closing Price per share of Enhance Common Stock on the 20 Trading Days immediately prior to the date such rights or warrants are issued; PROVIDED, HOWEVER, that if there are not 20 Trading Days for the Enhance Common Stock occurring later than the 60th calendar day immediately prior to, but not including, such date, such current market price shall be determined as the market value per share of Enhance Common Stock as of such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company), then in each case the Exchange Rate shall be adjusted by multiplying each of the Share Components of the Exchange Rate in effect immediately prior to the date of issuance of such rights or warrants, by a fraction, of which the numerator shall be the number of shares of Enhance Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Enhance Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of Enhance Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Enhance Common Stock which the aggregate offering price of the total number of shares of Enhance Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such current market price (calculated as the average Closing Price per share of Enhance Common Stock on the 20 Trading Days immediately prior to the date such rights or warrants are issued; PROVIDED, HOWEVER, that if there are not 20 Trading Days for the Enhance Common Stock occurring later than the 60th calendar day immediately prior to, but not including, such date, such current market price shall be determined as the market value per share of such Enhance Common Stock as of such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company), which shall be determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Enhance Common Stock are not delivered after the expiration of such rights or warrants, the Exchange Rate shall be readjusted to the Exchange Rate which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Enhance Common Stock actually delivered. Each such adjustment shall be made successively.

               (iii) If Enhance shall pay a dividend or make a distribution to all holders of Enhance Common Stock of evidences of its indebtedness or other assets (excluding any dividends or distributions referred to in clause (A) of paragraph (a)(i) of this Section, any shares of common stock issued pursuant to a reclassification referred to in clause (D) of paragraph (a)(i) of this Section above or any ordinary periodic cash dividends that do not constitute Extraordinary Cash Dividends) or shall issue to all holders of Enhance Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in paragraph (a)(ii) of this Section), then in each such case, the Exchange Rate shall be adjusted by multiplying each of the Share Components of the Exchange Rate in effect on the record date mentioned below, by a fraction of which the numerator shall be the current market price per share of the Enhance Common Stock on the record date for the determination of stockholders entitled to receive such dividend or distribution (such current market price being determined for purposes of this paragraph
     (a)(iii) as the average Closing Price per share of Enhance Common Stock on the 20 Trading Days immediately prior to such record date; PROVIDED, HOWEVER, that if there are not 20 trading Days for the Enhance Common Stock occurring later than the 60th calendar day immediately prior to, but not including, such record date, such current market price shall be determined as the market value per share of such Enhance Common Stock as of such record date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company), and of which the denominator shall be such current market price per share of Enhance Common Stock less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution adopted with respect thereto) as of such record date of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Enhance Common Stock. Each such adjustment shall become effective on the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such dividend or distribution. Each such adjustment shall be made successively.

          (iv) Any shares of Enhance Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Enhance Common Stock under paragraph (a)(ii) of this Section.

          (v) All adjustments to the Exchange Rate shall be calculated to the nearest 1/10,000th of a share of Enhance Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph
     (a)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Exchange Rate pursuant to paragraphs (a)(i), (a)(ii) or (a)(iii) of this Section, an adjustment shall also be made to the Maturity Price solely to determine which of clauses (a), (b) or (c) of the definition of Exchange Rate set forth in Section 101 will apply upon an exchange at Maturity pursuant to Section 202. The required adjustment to the Maturity Price shall be made at Maturity by multiplying the Maturity Price by the number or fraction determined under paragraphs (a)(i), (a)(ii) or (a)(iii) of this Section by which the then existing Exchange Rate was multiplied to adjust such rate. In the case of the reclassification of any shares of Enhance Common Stock into any shares of common stock of Enhance other than Enhance Common Stock, such shares of common stock shall be deemed shares of Enhance Common Stock solely to determine the Maturity Price and to apply the Exchange Rate at Maturity. Each such adjustment to the Exchange Rate and the Maturity Price shall be made successively. This paragraph (a)(v) shall be so used to adjust the definition of Maturity Price only as such term is used for the first time in each of subparagraphs (a), (b) and (c) of the definition of Exchange Rate set forth in Section 101.

               (vi) For purposes of the foregoing, the term "Extraordinary Cash Dividend" shall mean, with respect to any consecutive 365-day period, any cash dividend with respect to Enhance Common Stock the amount of which, together with the aggregate amount of all other such cash dividends on the Enhance Common Stock occurring in such 365-day period, exceeds on a per share basis 10% of the average of the Closing Prices per share of the Enhance Common Stock over such 365-day period, and for purposes of applying the formula set forth in clause (iii) above, the fair market value of such dividends being calculated pursuant to such clause (iii) shall be equal to (x) the aggregate amount of such cash dividend together with the amounts of such other cash dividends occurring in such period minus (y) the aggregate amount of such other cash dividends occurring in such period for which a prior adjustment in the Exchange Rate was previously made under this paragraph (a). In making the determinations required by the foregoing sentence, the amount of cash dividends paid on a per share basis shall be appropriately adjusted to reflect the occurrence during such period of any event described in this paragraph (a).

          (b) ADJUSTMENT FOR CONSOLIDATION, MERGER OR OTHER REORGANIZATION EVENT. In the event of (i) any consolidation or merger of Enhance, or any surviving entity or subsequent surviving entity of Enhance (an "Enhance Successor"), with or into another entity (other than a merger or consolidation in which Enhance is the continuing corporation and in which the Enhance Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of Enhance or another corporation), (ii) any sale, transfer, lease or conveyance to another corporation of the property of Enhance, or any Enhance Successor, as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of Enhance or any Enhance Successor with another corporation (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution or winding up of Enhance or any Enhance Successor (any such event, a "Reorganization Event"), each Holder of DECS will receive at Maturity, in lieu of shares of Enhance Common Stock, as required by
Section 202, cash in an amount equal to (a) if the Transaction Value is greater than or equal to the Threshold Appreciation Price, _______ multiplied by the Transaction Value, (b) if the Transaction Value is less than the Threshold Appreciation Price but greater than the Initial Price, the Initial Price and (c) if the Transaction Value is less than or equal to the Initial Price, the Transaction Value. Notwithstanding the foregoing, in lieu of delivering cash as provided above, the Company may at its option deliver an equivalent value of securities or other property received in such Reorganization Event, determined in accordance with clause (y) or (z) of the definition of Transaction Value set forth in Section 101, as applicable. If the Company elects to deliver securities or other property, Holders of DECS will be responsible for the payment of any and all brokerage and other transaction costs upon the sale of such securities or other property. The kind and amount of securities into which the DECS shall be exchangeable after consummation of such transaction shall be subject to adjustment as described in paragraph (a) of this Section following the date of consummation of such transaction.

          SECTION 205.  NOTICE OF ADJUSTMENTS AND CERTAIN OTHER EVENTS.

          (a) Whenever the Exchange Rate is adjusted as herein provided, the Company shall:

               (i) forthwith compute the adjusted Exchange Rate in accordance with Section 204 and prepare a certificate signed by an officer of the Company setting forth the adjusted Exchange Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the Trustee; and

               (ii) within 10 Business Days following the occurrence of an event that permits or requires an adjustment to the Exchange Rate pursuant to
     Section 204(a) (each, a "Dilution Event") or a Reorganization Event that permits or requires a change in the consideration to be received by Holders pursuant to Section 204(b) (or, in either case, if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide written notice to the Trustee and to the Holders of the outstanding DECS of the occurrence of such Dilution Event or Reorganization Event including a statement in reasonable detail setting forth the method by which any adjustment to the Exchange Rate or change in the consideration to be received was determined and setting forth the revised Exchange Rate or consideration, as the case may be, per DECS, provided, that, in respect of any adjustment to the Maturity Price, such notice need only disclose the factor by which the Maturity Price is to be multiplied pursuant to Section 204(a)(v) in order to determine which clause of the definition of the Exchange Rate will apply at Maturity, it being understood that, until Maturity, the Exchange Rate itself cannot be determined.

          (b) In case at any time while any of the DECS are outstanding the Company receives notice that:

               (i) Enhance shall declare a dividend (or any other distribution) on or in respect of the Enhance Common Stock to which Section 204(a)(i) or
     (ii) shall apply (other than any cash dividends and distributions, if any, paid from time to time by Enhance that do not constitute Extraordinary Cash Dividends);

               (ii) Enhance shall authorize the issuance to all holders of Enhance Common Stock of rights or warrants to subscribe for or purchase shares of Enhance Common Stock or of any other subscription rights or warrants;

               (iii) there shall occur any conversion or reclassification of Enhance Common Stock (other than a subdivision or combination of outstanding shares of such Enhance Common Stock) or any consolidation, merger or reorganization to which Enhance is a party and for which approval of any stockholders of Enhance is required, or the sale or transfer of all or substantially all of the assets of Enhance; or

               (iv) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of Enhance;

then the Company shall promptly cause to be delivered to the Trustee and any applicable Paying Agent and filed at the office or agency maintained for the purpose of exchange of DECS at Maturity in the Borough of Manhattan, in The City of New York by the Trustee (or any applicable Paying Agent), and shall promptly cause to be mailed to the Holders of DECS at their last addresses as they shall appear upon the registration books of the Security Registrar, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one is specified), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Enhance Common Stock of record to be entitled to such dividend, distribution or grant of rights or warrants are to be determined, or (y) the date, if known by the Company, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective.

          (c) On or prior to seven Business Days preceding the Stated Maturity of the DECS, the Company will provide notice to the Holders of record of the DECS and to the Trustee and will publish a notice in a daily newspaper of national circulation stating whether the Company will deliver, in accordance with Section 202, Enhance Common Stock or cash (or, in accordance with Section 204(b), cash or any other property or securities) upon the mandatory exchange of the principal amount of the DECS; PROVIDED, HOWEVER, in the event the Company intends to deliver cash, the Company shall have the right to require certification as to the domicile and residency of each beneficial holder of DECS, as a condition to delivery of such cash.

          SECTION 206.  TAXES.

          (a) The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of Enhance Common Stock pursuant hereto; PROVIDED, HOWEVER, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of Enhance Common Stock in a name other than that in which the DECS so exchanged were registered, and no such transfer or delivery shall be made unless and until the person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

          (b) The parties hereto hereby agree, and each Holder of a DECS by its purchase of a DECS hereby agrees:

               (i) to treat, for U.S. federal income tax purposes, each DECS as a unit (the "unit characterization") consisting of (A) a debt obligation (the "Exchange Note") with a fixed principal amount and issue price equal to the principal amount of the DECS, bearing interest at the stated interest rate, and with the principal amount unconditionally payable at Maturity, and (B) a purchase contract (the "Purchase

     Contract") pursuant to which the Holder agrees to use the principal payment due on the Exchange Note to purchase, at Maturity, the Enhance Common Stock to which the Holder is entitled to receive at that time (subject to the Company's right to deliver cash in lieu of such Enhance Common Stock), which treatment will require, among other things, the Holder to include in income as interest, in accordance with its method of accounting, payments made with respect to the DECS that are denominated as interest;

               (ii) in the case of an initial purchase, to allocate the entire purchase price of a DECS to the Exchange Note and to allocate no part thereof to the Purchase Contract; and

               (iii) to file all U.S. federal, state and local income and franchise tax returns consistent with the unit characterization (unless required otherwise by an applicable taxing authority).

          SECTION 207.  CANCELLATION OF SECURITY.

          Upon receipt by the Trustee of DECS delivered to it for exchange under this Article II, the Trustee shall cancel and dispose of the same as provided in
Section 2.13 of the Indenture.

                                   ARTICLE III
                                    Covenants

          SECTION 301.  LIMITATIONS ON TRADING DURING CERTAIN DAYS.

          With respect to the DECS only and for the benefit of only the Holders thereof, the Company hereby covenants that it will not, and it will cause each of its Majority-Owned Subsidiaries (as defined below) not to, buy or sell shares of Enhance Common Stock for their own account during the 20 days prior to the Stated Maturity of the DECS. For purposes hereof, "Majority-Owned Subsidiary" with respect to the Company means a subsidiary more than 50% of whose outstanding securities representing the right, other than as affected by events of default, to vote for the election of directors, is owned by the Company and/or one or more of the Company's other Majority-Owned Subsidiaries.

          SECTION 302.  SHARES FREE AND CLEAR.

          With respect to the DECS only and for the benefit of only the Holders thereof, the Company covenants and warrants that upon exchange of a DECS at Maturity pursuant to the Indenture and this Supplemental Indenture, the Holder of a DECS shall receive all rights held by the Company in the Enhance Common Stock for which such DECS is at such time exchangeable pursuant to this Indenture, free and clear of any and all liens, claims, charges and encumbrances other than any liens, claims, charges and encumbrances which may have been placed on any Enhance Common Stock by the prior owner thereof, prior to the time such Enhance Common Stock was acquired by the Company. Except as provided in
Section 206(a),
the Company will pay all taxes and charges with respect to the delivery of Enhance Common Stock delivered in exchange for DECS hereunder. In addition, the Company further warrants that any Enhance Common Stock so delivered in exchange for DECS hereunder shall be free of any transfer restrictions (other than such as are solely attributable to any Holder's status as an affiliate of Enhance).

          Section 303.  DISCHARGE OF INDENTURE.

          With respect to the DECS only and for the benefit of only the Holders thereof, the Company surrenders all rights and powers conferred on it by Article 8 of the Indenture.

                                   ARTICLE IV
                                  Miscellaneous


          SECTION 401.  CONFIRMATION OF INDENTURE.

          The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

          SECTION 402.  CONCERNING THE TRUSTEE.

          The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture.

                             ----------------------

          This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          In WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              U S WEST, INC.


                              By:___________________________
                              Name:
                              Title:



Attest:___________________________
Name:
Title:


                              THE FIRST NATIONAL BANK OF CHICAGO,
                              as Trustee

                              By:____________________________
                              Name:
                              Title:

Attest:___________________________
Name:
Title:

                                                                 EXHIBIT A


          This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. Except as otherwise provided in Section 2.15 of the Indenture, this Security may not be exchanged in whole or in part for securities registered in the name of any person other than the Depositary or a nominee of the Depositary and no transfers of this Security in whole or in part may be registered in the name of any person other than the Depositary or a nominee of the Depositary.

          Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.



                      NO.             CUSIP NO.  __________

                              Form of Face of DECS

                                 U S WEST, INC.

                                _______ DECS (SM)
                   (Debt Exchangeable for Common Stock (SM) )

                   _____% Exchangeable Note due ________, 199_

                 (Subject to Exchange at Maturity into Shares of
                    Common Stock, Par Value $____ Per Share,
                   of Enhance Financial Services Group Inc.)

          U S WEST, Inc., a Colorado corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________ or registered assigns, the principal sum of ____________ DOLLARS (or $____ for each Debt Exchangeable for Common Stock (each, a "DECS") represented by this note) on __________, 199_ (subject to the mandatory exchange provisions at Maturity described below), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on such principal amount from __________, 1995, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly on __________, __________, __________ and ___________ of each year (each, an "Interest Payment Date" and, collectively, the "Interest Payment Dates"), commencing __________, 1995, at the rate per annum specified in the title of this note, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the person in whose name this DECS (or the DECS in exchange or substitution for which this DECS was issued) is registered at the close of business on the Regular Record Date (as defined below) for interest payable on such Interest Payment Date. The Regular Record Date for any interest payment is the close of business on the _____, _____, _____ or _____, as the case may be, whether or not a Business Day (as defined below), next preceding such Interest Payment Date, PROVIDED that interest payable at Maturity shall be payable to the person to whom the principal hereof is payable. In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of said Indenture or this DECS) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, as the case may be, and may be paid to the person in whose name this DECS (or the DECS in exchange or substitution for which this DECS was issued) is registered at the close of business on a record date for the payment of such interest to be fixed by the Trustee for the DECS, notice whereof shall be given to Holders of the DECS not less than 10 days prior to such record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the DECS may be listed, and upon such notice as may be required by such exchange. At Maturity, the principal amount of this DECS will be mandatorily exchanged into a number of shares of common stock, par value $0.10 per share (the "Enhance Common Stock"), of Enhance Financial Services Group Inc. ("Enhance") at the Exchange Rate (as defined below). The "Exchange Rate" is equal to (a) if the Maturity Price (as defined below) is greater than or equal to $______ (the "Threshold Appreciation Price"), _________________ shares of Enhance Common Stock per DECS, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than $__________ (the "Initial Price"), a fractional share of Enhance Common Stock per DECS so that the value thereof (determined at the Maturity Price) is equal to the Initial Price (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next higher 1/10,000th of a share) and (c) if the Maturity Price is less than or equal to the Initial Price, one share of Enhance Common Stock per DECS. ACCORDINGLY, THE VALUE OF THE ENHANCE COMMON STOCK TO BE RECEIVED BY HOLDERS OF THE DECS (OR, AS DISCUSSED BELOW, THE CASH EQUIVALENT THAT MAY BE RECEIVED IN LIEU OF SUCH SHARES) AT MATURITY WILL NOT NECESSARILY EQUAL THE PRINCIPAL AMOUNT OF SUCH DECS. Any shares of Enhance Common Stock delivered by the Company to the Holders of the DECS that are not affiliated with Enhance shall be free of any transfer restrictions and the holders of DECS will be responsible for the payment of any and all brokerage costs upon the subsequent sale of such shares. No fractional shares of Enhance Common Stock will be issued at Maturity as provided in the Indenture. The Company may at its option, in lieu of delivering shares of Enhance Common Stock, deliver cash in an amount equal to the value of such number of shares of Enhance Common Stock at the Maturity Price as provided in the Indenture. Notwithstanding the foregoing, (i) in the case of certain dilution events, the Exchange Rate will be subject to adjustment and (ii) in the case of certain reorganization events, the property received by Holders of DECS at Maturity will be cash or other property, as provided in the Indenture.

The "Maturity Price" is defined as the average Closing Price per share of Enhance Common Stock on the 20 Trading Days immediately prior to (but not including) Maturity or, under certain circumstances, the market value per share of Enhance Common Stock as of the date of Maturity as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company, as provided in the Indenture. The "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such security (regular way) on the New York Stock Exchange (the "NYSE") on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the NASDAQ National Market, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization. A "Trading Day" is defined as a day on which the security the Closing Price of which is being determined (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the- counter market that is the primary market for the trading of such security. "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York, New York are authorized or obligated by law or executive order to close.

          Interest on this DECS will be payable, and delivery of Enhance Common Stock (or, at the Company's option, cash in an amount equal to the value of such Enhance Common Stock) in exchange for the principal amount of this DECS at Maturity will be made upon surrender of this DECS, at the office or agency of the Company maintained for that purpose in The City of New York, New York, and payment of interest on (and, if the Company elects not to deliver Enhance Common Stock upon exchange at Maturity, the cash equivalent thereof payable upon exchange for the principal amount of) this DECS will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear on the register for the DECS.

          ADDITIONAL PROVISIONS OF THIS DECS ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for this DECS by manual signature, this DECS shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose. "DECS" and "Debt Exchangeable for Common Stock" are service marks of Salomon Brothers Inc.

          In WITNESS WHEREOF, U S WEST, Inc. has caused this instrument to be duly executed under its corporate seal.
Dated:

                              U S WEST, INC.

                              By:______________________
                              Name:
                              Title:
Attest:
Name:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the Series designated herein and referred to in the within-mentioned Indenture.

                                             THE FIRST NATIONAL BANK OF
                                             CHICAGO, as Trustee,


                                             By: ______________________
                                                  Authorized Signatory


                             Form of Reverse of DECS

                                 U S WEST, INC.

              _____% Exchangeable Note due _________________, 199_

                 (Subject to Exchange at Maturity into Shares of
                     Common Stock, Par Value $.10 Per Share,
                   of Enhance Financial Services Group Inc.)

          This DECS is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the Series hereinafter specified, which Series is limited to ______________ DECS, all such Securities issued and to be issued under an indenture dated as of ________, 1995 between the Company and The First National Bank of Chicago, as Trustee, as supplemented by a First Supplemental Indenture dated as of ________, 1995 (as so supplemented and as may be further supplemented from time to time, the "Indenture") between the Company and The First National Bank of Chicago, as trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), pursuant to which the Company has designated The First National Bank of Chicago as Trustee for the DECS, to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each Series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more Series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. Dollars, (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase of analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This DECS is one of a Series of the Securities designated as ____% Exchangeable Notes Due ________ 199_.

          The DECS may not be redeemed prior to Stated Maturity and are not entitled to the benefit of any sinking fund.


          The provisions contained in the Indenture for defeasance and discharge of the entire principal of all the Securities of any Series upon compliance by the Company with certain conditions set forth therein will not be applicable to the DECS, as provided in a supplement to the Indenture.

          If an Event of Default with respect to the DECS, as defined in the Indenture, shall occur and be continuing, the principal of all DECS may be declared due and payable and therefore will result in the mandatory exchange of the principal amount thereof for Enhance Common Stock (or, at the Company's option, cash), all in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each Series under the Indenture at anytime by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of each Series to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any Series at the time outstanding, on behalf of the Holders of all the Securities of such Series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such Series. Any such consent or waiver by the Holder of this DECS shall be conclusive and binding upon such Holder and upon all future Holders of this DECS and of any DECS issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent of waiver is made upon this DECS.

          No reference herein to the Indenture and no provision of this DECS or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this DECS at the times, place and rate, and in the manner, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, this DECS is transferable on the register for the DECS, upon surrender of this DECS for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of New York, New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar for the DECS duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new DECS, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

          Certain terms used in this DECS which are defined in the Indenture have the meanings set forth therein.

          THIS DECS SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


          The Company, the Trustee for the DECS and any agent of the Company or such Trustee may treat the person in whose name this DECS is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this DECS be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM   -    as tenants in common          UNIF GIFT MIN ACT-       _______ Custodian _________
TEN ENT   -    as tenants by the entireties                           (Cust)             (Minor)
JT TEN    -    as joint tenants with right                            Under Uniform Gifts to Minors Act
               of survivorship and not as                             _________________________________
               tenants in common                                                  (State)


     Additional abbreviations may also be used though not in the above list.

     ----------------------------------------------------------------------

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


Please insert Social Security or Taxpayer I.D. or other
Identifying Number of Assignee

-------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
   Please Print or Type Name and Address Including Postal Zip Code of Assignee


--------------------------------------------------------------------------------
the within DECS and all rights thereunder, hereby irrevocably constituting and appointing


---------------------------------------------------------------------  attorney to transfer said DECS on the books of U S WEST, Inc. with full power of


--------------------------------------------------------------------------------
substitution in the premises.


Dated: ____________________________     ________________________________________
                                        Signature


                                        ________________________________________
                                        NOTICE:  The signature to this
                                        assignment must correspond with the name as it appears upon the face of the within DECS in every particular, without alteration or enlargement or any change whatsoever.